EXHIBIT 99.8

NEWS RELEASE

AMERICAN EAGLE

OUTFITTERS

Declares Quarterly Cash Dividend

WARRENDALE, Pa., March 2, 2006 -- American Eagle Outfitters, Inc. (NASDAQ: AEOS) today announced that its Board of Directors has declared a quarterly cash dividend of $0.075 per share payable on April 7, 2006 to stockholders of record at the close of business on March 24, 2006.

American Eagle Outfitters (NASDAQ:AEOS) is a leading retailer that designs, markets and sells its own brand of laidback, current clothing for 15 to 25 year-olds, providing high-quality merchandise at affordable prices. AE's original collection includes standards like jeans and graphic T's as well as essentials like accessories, outerwear, footwear, basics and swimwear. American Eagle Outfitters currently operates 798 stores in 50 states, the District of Columbia, Puerto Rico, and 71 AE stores in Canada. AE also operates ae.com, which offers additional sizes and styles of favorite AE merchandise and ships around the world. The company plans to open MARTIN + OSA, a new sportswear concept targeting 25 to 40 year old women and men, in the fall of 2006. For additional information and updates, visit www.martinandosa.com.

CONTACT:
American Eagle Outfitters, Inc.
Judy Meehan, 724-776-4857

OR

Financial Media Contact
Berns Communications Group
Stacy Berns or Melissa Jaffin, 212-994-4660